Exhibit 5.1

August 11, 2020

Navidea Biopharmaceuticals, Inc.

4995 Bradenton Avenue

Suite 240

Dublin, Ohio 43017

Ladies and Gentlemen:

We have acted as counsel to Navidea Biopharmaceuticals, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the Company’s offer and sale of 209,205 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The Shares are being offered pursuant to the Company’s Registration Statement on Form S-3 initially filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on December 15, 2017 (File No. 333- 222092) (the “Registration Statement”) and the related prospectus contained in the Registration Statement, as supplemented by the prospectus supplement, dated August 10, 2020 and filed with the Commission pursuant to Rule 424(b) under the Securities Act (as so supplemented the “Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any other matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

We have examined copies of the Amended and Restated Certificate of Incorporation of the Company, as amended, the Amended and Restated By-Laws of the Company, the Registration Statement, the Prospectus, the Purchase Agreement (as defined below), all relevant resolutions adopted by the Company’s Board of Directors, and other records, certificates and documents that we have deemed necessary for the purpose of the opinion expressed below. We have also examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

As to questions of fact material to the opinion expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Company and statements of fact contained in the documents we have examined. In our examination and in rendering our opinion expressed below, we have assumed (i) the accuracy of all documents and information furnished to us, (ii) the genuineness of all signatures of all parties; (iii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; and (iv) the capacity of natural persons.

Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued, sold and paid for in accordance with the terms of any applicable purchase agreement entered into between the Company and the purchaser of such Shares (the “Purchase Agreement”) and as described in the Prospectus and, and duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, will be validly issued, fully paid and non-assessable.

Navidea Biopharmaceuticals, Inc.

August 11, 2020

Our opinion expressed above are limited to the General Corporation Laws of the State of Delaware and laws of the State of New York, in each case as currently in effect, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, the Registration Statement or the Prospectus.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K, which is incorporated by reference into the Registration Statement, and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP